Exhibit 10.1

AMENDMENT NO. 1 TO CONVERTIBLE LOAN AGREEMENT

            THIS AMENDMENT NO. 1 TO CONVERTIBLE LOAN AGREEMENT ("Amendment"), dated as of December 30, 2012, is made by and between Hickok Incorporated, an Ohio corporation ("Borrower"), and Roundball LLC, an Ohio limited liability company ("Roundball").

            WHEREAS, the Borrower and Roundball are parties to that certain Convertible Loan Agreement dated December 30, 2011 (the "Agreement"), which among other things provides Roundball with the right, exercisable at its option, to cause the Borrower to borrow up to an additional $466.879.88 from it (the "Roundball Option") at any time prior to the Roundball Maturity Date; and

            WHEREAS, the Borrower and Roundball desire to amend the terms of the Agreement to extend the Roundball Option and provide the Borrower with the right to cause Roundball to lend up to $250,000 to it on the terms and conditions applicable to any borrowings that may be made under the terms of Agreement pursuant to the exercise of the Roundball Option; and

                        WHEREAS, the parties also desire to extend the Roundball Maturity Date as defined in the Agreement with respect to any borrowings made under the arrangements contemplated by this Amendment, and to provide for a form of note evidencing any such borrowings; and

WHEREAS, as partial consideration for Roundball's willingness to extend additional credit to the Borrower as contemplated by this Amendment, the Company proposes to issue Roundball a warrant to acquire up to 100,000 shares of Class A Common Stock, on the terms and conditions set forth herein and in the Warrant Agreement of even date herewith.

NOW, THEREFORE, the parties agree as follows:

            (a)            The provisions of Section 1 of the Agreement are amended to eliminate the defined term to "Roundball Option" and "Notes" to substitute therefore the following:

            "Borrower Option" has the meaning ascribed to it in Section 2.1.1 hereof.

            "Notes" means, collectively, the Aplin Note, the Roundball Note and the Roundball/Borrower Option Note.

            (b)            The provisions of Section 1 of the Agreement are further amended to add the following defined terms:

            "Roundball/ Borrower Option Note" means the convertible promissory note, in the form of Exhibit F attached hereto, made and executed by the Borrower and payable to Roundball, in the aggregate original principal amount of up to $466,879.88, as may be amended, supplemented or modified from time to time and including any promissory note issued in exchange therefore or in replacement thereof or pursuant to the exercise of the Borrower Option or the Roundball Option.

            "Roundball/ Borrower Option Maturity Date" means the Maturity Date as defined in the Roundball/Borrower Option Note

            (c)            The provisions of Section 2.1 of the Agreement are amended to replace the existing provisions of Section 2.1.1 in its entirety and to add thereto new Sections 2.1.2 and 2.1.3 as follows:

            2.1.1 Roundball Option. At any time or from time to time prior to the Roundball/ Borrower Option Maturity Date, Roundball shall have the right, exercisable at its option, to cause the Borrower to borrow up to an additional Four Hundred Sixty-Six Thousand Eight Hundred Seventy-Nine Dollars and Eighty-Eight Cents ($466.879.88) from it (the "Roundball Option"), less any borrowings outstanding pursuant to the exercise of the Borrower Option.

            2.1.2 Borrower Option. At any time or from time to time prior to the Roundball/ Borrower Option Maturity Date, Borrower shall have the right, exercisable at its option, to cause Roundball to lend to it up to Two Hundred Fifty Thousand Dollars $250,000 (the "Borrower Option"), less any borrowings outstanding pursuant to the exercise of the Roundball Option.

            2.1.3 Loan Funding Procedures.

            (A)            Each Loan made pursuant to the exercise of the Roundball Option may be made on any Business Day in such amount (subject to the limitations set forth herein) as Roundball may determine by notice to the Borrower received on the date of disbursement of the additional Loan from Roundball hereunder and shall bear interest from such date of disbursement Notwithstanding the foregoing, Roundball shall not exercise the Roundball Option with respect to an amount less than Ten Thousand Dollars ($10,000), unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof All additional Loans made pursuant to the Roundball Option shall be evidenced by the Roundball Note, which Roundball agrees to surrender promptly for re-issuance in connection with any exercise of the Roundball Option, and the principal amount of all Loans payable by Roundball to the Borrower outstanding shall be evidenced by the Roundball/Borrower Option Note.

            (B)            Each Loan made pursuant to the exercise of the Borrower Option may be made on any Business Day in such amount (subject to the limitations set forth herein) as the Borrower may determine by notice to Roundball received on the day prior to the requested date of disbursement of the additional Loan from Roundball hereunder and shall bear interest from such date of disbursement. Notwithstanding the foregoing, Roundball shall not honor the exercise the Borrower Option with respect to an amount less than Ten Thousand Dollars ($10,000), unless the aggregate amount of the Borrower Option which has not been exercised is less than such amount, in which case Borrower may only exercise the Borrower Option for the entire remaining amount thereof All additional Loans made pursuant to the Borrower Option shall be evidenced by the Roundball Borrower Option Note, which Roundball agrees to surrender promptly for re-issuance in connection with any exercise of the Borrower Option, and the principal amount of all Loans payable by Roundball to the Borrower outstanding shall be evidenced by the Roundball Borrower Option Note.

            (d)            The references to the "Roundball Note" in Sections 2.2.1, 2.2.2, 2.2.4, 2.2.5 and Article 9 (with the exception of Section 9.13) of the Agreement are hereby changed to the "Roundball/Borrower Option Note." The parties agree that the terms of Section 2.2.3 of the Agreement shall apply to the Roundball/Borrower Option Note.

            (e)            The references to the "Roundball Maturity Date" in Sections 2.2.4, 5.13, 8.1, Article 9 (with the exception of Section 9.13) and Article 10 of the Agreement are hereby changed to the "Roundball/Borrower Option Maturity Date."

            (f)            The consent of the existing lender set forth in Section 3 of the Agreement shall apply to the Loans made pursuant to the Roundball Option and the Borrower Option.

            (g)            The form of the Roundball/Borrower Option Note attached hereto shall be deemed to be attached as Exhibit F to the Agreement.

            (h)            The representations and warranties of the Company set forth in Section 5 of the Agreement are hereby affirmed in their entirety as if made on the date hereof, with the exception of the following:

1.             Section 5.2(a) of the Agreement is hereby amended to read in its entirety as follows:

5.2             Capitalization. The authorized capital stock of the Borrower consists of 10,000,000 shares of Class A Common Stock, of which 1,045,597 shares were issued and outstanding as of the close of business on September 30, 2012, and 2,500,000 shares of Class B Common Stock, of which 474,866 shares were issued and outstanding as of the close of business on September 30, 2012. As of September 30, 2012, 15,795 shares of Class A Common Stock and 667 shares of Class B Common Stock were held in treasury by the Borrower. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 42,000 shares of Class A Common Stock reserved for issuance under the Borrower's stock option plans, 112,752 shares of Class A Common Stock reserved for issuance upon conversion of the Aplin Note, 252,367 shares of Class A Common Stock reserved for issuance to Roundball in accordance with the provisions of this Agreement, and 200,000 shares of Class A Common Stock issuable upon the exercise of warrants to be issued to Roundball and Robert L. Bauman in accordance with the terms of those certain Warrant Agreements of even date herewith, the Borrower has no shares of any class of capital stock reserved for issuance.

2.             Section 5.5 of the Agreement is amended to delete the words "September 30, 2011, and to substitute therefore the words "September 30, 2012."

            (i)             The representations and warranties of Roundball set forth in Section 6 of the Agreement are hereby affirmed in their entirety as if made on the date hereof, with the exception of the following:

            1.            Section 6.4 of the Agreement is amended to read in its entirety as follows:

            6.4            Disclosure and Access to Information. Roundball acknowledges that it has received and reviewed a copy of the Borrower's (a) Annual Report on Form 10-K for the fiscal year ending September 30, 2011 (and the Form 12b-25 with respect thereto filed with the SEC on December 23, 2011); (b) Proxy Statement for its Annual Meeting of Shareholders filed with the SEC on January 30, 2012; (c) Proxy Statement for its Special Meeting of Shareholders filed with the SEC on September 14, 2012 (and additional soliciting materials filed with the SEC on September 24, 2012); (c) Quarterly Reports on Form 10-Q for the periods ending December 31, 2011, March 31, 2012 and June 30, 2012; (d) Current Reports on Form 8-K dated January 5, 2012, January 9, 2012, January 13, 2012, February 14, 2012, March 12, 2012, March 12, 2012, May 14, 2012, August 13, 2012 and October 11, 2012; (e) unaudited statements of income for each of the months ended July 31, August 31, and September 30, 2012 and (f) unaudited balance sheet dated September 30, 2012. In addition, Roundball acknowledges that it and its representatives have had access to such additional information concerning the Borrower as it deemed necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by this Agreement, including access to and an opportunity to ask questions of the Borrower's management (which questions have been responded to by such persons to Roundball's satisfaction).

            (j)             The parties agree that the amendments set forth herein shall apply from and after December 30, 2012, and that nothing contained herein shall be deemed to modify or waive any rights or obligations under the agreement existing prior to that date.

            (k)             The obligations of Roundball under this Agreement are expressly conditioned upon the delivery of the Warrant Agreement in the form attached as Exhibit G hereto.

IN WITNESS WHEREOF, the parties have duly executed this Loan Agreement by their duly authorized officers as of the date first above written.

HICKOK INCORPORATED	ROUNDBALL LLC
By: /s/Robert L. Bauman	By: /s/Fredrick Widen
Robert L. Bauman,	Frederick Widen,
President and CEO	Manager

/s/Robert L. Bauman
Robert L. Bauman (solely with respect
to the provisions of paragraph (f) above)

EXHIBIT F

CONVERTIBLE

PROMISSORY NOTE

$_________ Akron, Ohio

_______ __, 2013

FOR VALUE RECEIVED, Hickok Incorporated, an Ohio corporation ("Borrower"), hereby promises to pay to the order of Roundball LLC, an Ohio limited liability company, its successors and assigns (herein referred to as "Holder"), with an address of 25101 Chagrin Boulevard, Suite 350, Beachwood, Ohio 44122, or at such other place as the Holder may from time to time designate, the principal sum of _____________ Dollars ($__0,000) (the "Loan"), with interest thereon at the time and in the manner set forth herein.

1.            Loan Agreement. This Convertible Promissory Note ("Note") has been executed and delivered by the Borrower pursuant to the terms of that certain Convertible Loan Agreement, dated of as of December 30, 2011, as amended by Amendment No. 1 thereto dated December 30, 2012 (the "Loan Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.           Principal and Interest.

           (a)            The unpaid principal balance of this Note shall bear interest at a rate equal to 0.24% per annum, computed monthly.

           (b)            If full payment of the principal and interest is not made when due, the amount of the unpaid interest shall be added to the principal balance of this Note.

           (c)            Interest shall be payable on the Maturity Date (as defined below). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year.

           (d)            If all or any portion of the principal balance or any of the accrued interest under this Note shall not be paid for any reason by the Maturity Date or on such earlier date that payment becomes due pursuant to the Loan Agreement or this Note, then all accrued and unpaid interest at such date shall be added to and become part of the unpaid principal balance at the Maturity Date or the date of acceleration, whichever is earlier.

3.            Term. The entire principal balance of this Note, together with all accrued interest thereon, shall be due and payable on December 30, 2013, unless (a) accelerated as set forth in Section 7, (b) the Holder, in its sole and absolute discretion, exercises its Lender Conversion Option, in whole, pursuant to Section 2.2.2 of the Loan Agreement prior to December 30, 2013, or (c) Borrower exercises its Borrower Conversion Option pursuant to Section 2.2.5 of the Loan Agreement (the "Maturity Date").

           4.            Prepayment. The Borrower may prepay the Note, in whole or in part, at any time upon notice as provided for in the Loan Agreement, subject to Holder's conversion rights upon prepayment set forth in Section 2.2.1 therein.

           5.            Application of Payments. All payments made hereunder shall be applied first to the reasonable expenses, if any, including reasonable attorney's fees, of the Holder incurred in the collection of this Note following default, then to accrued interest, which shall be due and payable upon any prepayment, and then to principal.

           6.            Conversion. This Note is subject to, and entitled to the benefits of, the Lender Conversion Option and the Borrower Conversion Option set forth in Section 2.2 of the Loan Agreement. Nothing in this Note is intended to limit such conversion privileges and to the extent there is any inconsistency between the terms of this Note and such conversion privileges, the terms of the Loan Agreement shall govern. Borrower acknowledges that, if Holder converts a portion, but less than all, of this Note pursuant to the exercise of its Lender Conversion Option, Borrower shall cancel this Note and execute and deliver to Lender a replacement Note in the aggregate principal amount of the unconverted portion of the Note surrendered.

           7.            Events of Default. If any of the "Events of Default" as that term is defined in Section 11 of the Loan Agreement, shall occur and shall not be cured within the time limits set forth in said Section 11, then, the principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable under this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

           8.            Payment of Costs and Expenses. The Borrower agrees to pay all losses, costs and expenses, including reasonable attorneys fees, in connection with the enforcement of the Note, the Loan Agreement and any other instruments and documents delivered in connection herewith sustained as a result of the occurrence of an Event of Default by the Borrower.

           9.            Amendments. The terms of this Note are subject to amendment only in the manner provided for in the Loan Agreement.

           10.            Invalidity of any Provisions in Note. If, for any reason, any of the terms or provisions (or any part of any provision) hereof are found to be invalid, illegal, unenforceable or contrary to any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or any part thereof) had never been contained herein, and the Borrower hereby agrees that this Note shall still remain in full force and effect subject only to the exclusion of those terms or provisions (and only to the extent to which such terms or provisions) shall have been found invalid, illegal, unenforceable or contrary to any such applicable law.

           11.            Presentment, Demand and Notice Waived. The Borrower waives presentment for payment, demand and notice of demand, notice of non-payment, protest and notice of protest, notice of dishonor and trial by jury in any litigation arising out of, relating to, or connected with this Note, the Loan Agreement or any other Loan Document.

           12.            Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Ohio (but not including the choice of law rules thereof).

[Signature Page Follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.

HICKOK INCORPORATED

By: ___________________

Its: President and CEO

EXHIBIT G

WARRANT AGREEMENT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT SUCH PROPOSED SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION IS EXEMPT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

This Warrant Agreement ("Agreement") is entered into to be effective as of the 30th day of December, 2012, (the "Original Issuance Date") between Roundball LLC ("Holder"), and Hickok Incorporated, an Ohio corporation (the "Company").

RECITALS

           A.            Holder has agreed to loan up to Two Hundred Fifty Thousand Dollars ($250,000) to the Company pursuant to the terms of that certain Convertible Loan Agreement dated December 30, 2011, as amendment by Amendment No. 1 thereto dated as of even date herewith (the "Loan Agreement").

           B.            As partial consideration for the transactions contemplated by the Loan Agreement, the Company desires to issue to Holder the opportunity to acquire an interest in the Company by a warrant to purchase shares of common stock of the Company subject to the terms of this Agreement.

AGREEMENT

           NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

           1.            Grant of Warrant. For value received, the Company hereby issues to Holder the right and warrant ("Warrant") to purchase, on the terms and conditions set forth herein, from the Company up to, subject to adjustment as provided herein, One Hundred Thousand (100,000) shares (the "Warrant Shares") of the Class A Common Stock the Company, without par value ("Common Shares"). The purchase price of a Warrant Shares shall be $2.50 per share ("Exercise Price").

           2.            Exercise of Warrant.

                      (a)            Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below.

                      (b)            Manner of Exercise; Issuance of Warrant Shares. To exercise this Warrant, Holder shall deliver to the Company (a) a Notice of Exercise (substantially in the form of Exhibit A attached hereto) duly executed by the holder hereof specifying the Warrant Shares to be purchased, which shall be a whole number, (b) an amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised, and (c) this Warrant. At the option of Holder, payment of the Exercise Price shall be made (w) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (x) by check payable to the order of the Company, (y) by application of any Warrant Shares, as provided below, or (z) by any combination of such methods.

           (c)            Upon the exercise of this Warrant in whole or in part, Holder may, at its option, submit to the Company written instructions to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of the Warrant Shares (at a value per share equal to the then fair market value thereof (as shall be reasonably determined in good faith by the Board of Directors without regard to any discount in respect of minority interests, lack of marketability or similar factors, which determination shall be conclusive absent manifest error), less, in each case, the Exercise Price then in effect), in lieu of a like amount of such cash payment.

           (d)            Upon receipt of the items referred to in Section 2(b), the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to Holder, a certificate or certificates representing the Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number thereof issuable upon exercise of this Warrant) minus the Warrant Shares, if any, applied in payment of the Exercise Price. Such certificates shall be registered in the name of Holder (or its nominee) or in the name of such transferee, as the case may be.

           (e)            If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to Holder or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the Warrant Shares for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

           3.            Partial Exercise. This Warrant may be exercised in part, and Holder shall be entitled to receive a new Warrant with the same terms and conditions, which shall be dated as of the Original Issuance Date, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

           4.            Expiration. This Warrant shall expire at the close of business on the third (3rd) anniversary of the date hereof (the "Expiration Date") and shall be void thereafter.

           5.            Adjustment of Exercise Price and Common Shares Subject to Warrant. The Exercise Price and the number of Common Shares subject to the Warrant shall be subject to adjustment from time to time as set forth in this Section 5.

           (a)            Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Common Shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Common Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Common Shares of record as of the date the dividend or distribution occurred. If the Issuer subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of Common Shares, the number of Common Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Warrant Price shall be proportionately increased and the number of Common Shares shall be proportionately decreased.

           (b)            Reclassification, Exchange, Combinations or Substitution. . Upon any event whereby all of the outstanding Common Shares of the class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Warrant Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 5(b) shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

           6.            Continuation of Term. Upon any reorganization, reclassification, consolidation, merger, transfer, or dissolution following any such transfer, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the equity interests and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such equity interests, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person has expressly assumed the terms of this Warrant.

           7.            Shares Reserved. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of the Warrant a sufficient number of the Common Shares subject to this Warrant to provide for its exercise free of all preemptive or similar rights therein.

           8.            Validity of Securities. The Warrant Shares issued pursuant to this Warrant will be validly issued and free and clear of all taxes, liens, and encumbrances, other than the transfer and other restrictions set forth in this Agreement.

           9.            Delivery of Certificates. As soon as practicable after any exercise of the Warrant, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Common Shares to which Holder is entitled on such exercise.

           10.            Nontransferability. Without the written consent of the Company, this Warrant shall not be transferable other than (a) to a successor or an affiliate of Holder or (b) transfers made following the occurrence of an Event of Default as such term is defined in the Note. This Agreement shall be binding upon and enforceable against any person who is a permitted transferee of the Warrant pursuant to the first sentence of this Section.

           11.            Rights of Holder. Prior to exercise of this Warrant, Holder shall not be entitled to any rights as a shareholder or a member, as the case may be, with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares or receive dividends or distributions thereon, as the case may be.

           12.            Performance of the Warrant. The Company will not, by amendment of its Articles of Incorporation or Code of Regulations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder under this Warrant.

           13.            Loss, Theft, Destruction, or Mutilation. Upon receipt of evidence satisfactory to the Company of the ownership and subsequent loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant with the same terms and conditions. In the case of loss, theft, or destruction, Holder will indemnify the Company to the Company's reasonable satisfaction, and in the case of mutilation, Holder will surrender the mutilated Warrant for cancellation upon receipt of the replacement warrant.

           14.            Compliance with Legal Requirements. Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any of the Warrant Shares to be issued upon exercise hereof except pursuant to sales registered under the Act or under such other circumstances that will not result in a violation of the Act or any state securities laws. This Warrant and all of the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth at the beginning of this Warrant.

           15.            Notice of Company Events. In the event that, during the term of the Warrant, the Company does any of the following:

           (a)            takes a record of the holders of any class or kind of equity for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase, or otherwise acquire any equity or other securities or property; or

           (b)            causes a capital reorganization of the Company, any reclassification or recapitalization of the equity interests or any transfer of all or substantially all of the assets of the Company or a merger or similar reorganization of the Company; or

           (c)            causes any voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

the Company will mail or cause to be mailed to Holder a notice specifying (i) the date of any of the foregoing actions, (ii) the amount and character of such dividend, distribution or right, (iii) the time, if any is fixed, as of which Holder shall be entitled to exchange its equity interests for the exchange equity interests, securities, or other property, and (iv) the amount and character of any equity interests, or rights or options with respect thereto, proposed to be delivered, issued or granted, the date of such proposed delivery, issue or grant, and the persons or class of persons to whom such proposed delivery, issue or grant is to be made. The Company shall mail such notice at least ten (10) business days prior to the date specified in such notice for the action to be taken.

           16.            Remedies. The Company stipulates that the remedies at law of Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

           17.            Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

           (a)            The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as the Company now conducts its business and as it proposes to conduct it in the future.

           (b)            The Company has taken, and its officers and directors have taken, all corporate action necessary for the authorization, execution, and delivery of this Warrant and for the performance of all obligations of the Company under this Warrant. This Warrant, when executed and delivered by the Company shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained all consents, approvals, orders, and authorizations of any governmental authority which may be required of the Company in connection with the execution, delivery, and performance of this Warrant.

           (c)            The issue and delivery by the Company of the Warrant and the issue and delivery of the Warrant Shares upon exercise of the Warrant do not and will not (i) violate any provision of law or regulations applicable to the Company, the charter or other governing documents of the Company, code of regulations, if any, or any order, judgment, or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, or (iii) require any approval of stockholders, members or manager of the Company, or any approval or consent of any person under any contractual obligation which is binding on the Company.

           (d)            Subject to the accuracy of the representations and warranties of the Holder set forth below, the issuance of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant are exempt from the registration requirements of the 1933 Act and from the securities laws or regulations of any applicable jurisdiction. Neither the Company nor any agent acting for the Company has offered the Warrant or any other equity or debt securities of the Company for sale or solicited any offers to buy the Warrant or any other equity or debt securities of the Company in such a manner that would cause the offer, issuance, or sale of the Warrant to violate the provisions of the 1933 Act or any securities laws or regulations of any applicable jurisdiction.

           18.            Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

           (a)            Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Units.

           (b)            Disclosure of Information. Holder is aware of the Issuer's business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities, including without limitation all information set forth in Section 6.4 of the Loan Agreement. Holder further has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

           (c)            Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Issuer and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

           (d)            Accredited Investor Status. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

           (e)            The Act. Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that this Warrant and the Units issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

           19.            Governing Law; Venue. All terms of and rights created under this Agreement shall be governed by and construed in accordance with the law of the State of Ohio without reference to its conflicts of laws rules. Any action, suit or proceeding at law, in equity or otherwise which in any way arises out of or relates to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in Cuyahoga County, Ohio, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by the parties hereto.

           20.            Notices. All notices, requests, demands, and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given if personally delivered, telexed or telecopied, electronically mailed, or, if mailed by U. S. mail, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company, to:	Hickok Incorporated 10514 Dupont Avenue Cleveland, Ohio 44106

Attention:	Robert L. Bauman, President and Chief Executive Officer

If to Holder:	Roundball LLC 1660 West 2nd Street, Suite 1100 Cleveland, Ohio 44113-1448

Attention: Frederick N. Widen

           21.            Taxes; Expenses. The Company will pay any applicable transfer taxes and other expenses incurred with respect to the issue of this Warrant or the issue of the Warrant Shares upon exercise of this Warrant.

           22.            Amendments and Waivers. This Agreement may be amended and any provision hereof may be waived only by a writing signed by both parties. The failure of either party to insist upon performance of any of the terms, covenants, and conditions of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of any such terms, covenants, and conditions, but the same shall be and remain in full force and effect. The express waiver by either party of any provision, condition, or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition, or requirement.

           23.            Entire Agreement. This Agreement and the Note sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements, and understandings of any kind or nature.

           24.            Severability. In the event that any provision of this Agreement is declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected by this Agreement.

           25.            Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

           26.            Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall neither constitute a part of this Agreement, nor affect its meaning, construction, or effect.

[Signature Page to Follow]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HICKOK INCORPORATED

By: ______________________________________

Its: ______________________________________

ROUNDBALL, LLC

By: ______________________________________

Its: ______________________________________

EXHIBIT A

Subscription Form

To: ___________________ Date: ___________________

           The undersigned hereby subscribes for __________ Common Shares covered by this Warrant. The certificate(s) for such Common Shares (if certificated) shall be issued in the name of the undersigned or as otherwise indicated below.

            The undersigned hereby represents and warrants that the undersigned is acquiring such ownership interest for its own account for investment purposes only, and not for resale or with a view to distribution of such ownership interest or any part thereof.

Signature: Name of Registration: Mailing Address: